Exhibit 21.0

Company Subsidiary Report

Company Name	Jurisdiction
Accretive Asset Management, LLC	Washington
Atlantic Wealth Holdings Limited	United Kingdom
Atlantic Wealth Management Limited	United Kingdom
Beijing HIW Ruichi Investment Management Center	China
Beijing HIW XinHE Investment Co., Ltd.	China
C M Investment Nominees Limited	United Kingdom
Coff Associates (Cayman) Limited	Grand Cayman
Elliot Associates Limited	United Kingdom
Gatefold Hayes GP Limited	United Kingdom
Greenspruce GP Limited	United Kingdom
Harbourview Asset Management Corp	New York
HIW China Opportunity Fund SPC	Cayman Islands
HIW Private Equity Investment Management Limited	Hong Kong
Huaneng Invesco WLR Investment Consulting Company Ltd.	China
HVH Immobilien- und Beteiligungs GmbH	Germany
i4C Technology Limited	United Kingdom
India Asset Recovery Management Limited	Mauritius
IntelliFlo Bidco Limited	United Kingdom
IntelliFlo Midco Limited	United Kingdom
IntelliFlo Holdings 2013 Limited	United Kingdom
IntelliFlo Intermediate Holdings Limited	United Kingdom
IntelliFlo Limited	United Kingdom
Invesco (BVI) Nominees Limited	Virgin Islands, British
Invesco Administration Services Limited	United Kingdom
Invesco Advisers, Inc.	Delaware
Invesco Asia Pacific Private Equity Investment and Fund Management Consulting (Shenzhen) Limited	China
Invesco Asset Management (Bermuda) Ltd	Bermuda
Invesco Asset Management (Japan) Limited	Japan
Invesco Asset Management Asia Limited	Hong Kong
Invesco Asset Management Australia (Holdings) Ltd	Victoria
Invesco Asset Management Deutschland GmbH	Germany
Invesco Asset Management (Schweiz) AG	Switzerland
Invesco Asset Management (India) Private Limited	India
Invesco Asset Management Ireland Holdings Limited	Ireland
Invesco Asset Management Limited	United Kingdom
Invesco Asset Management Limited Spain	Spain
Invesco Asset Management Pacific Limited	Hong Kong
Invesco Asset Management SA	France
Invesco Asset Management Singapore Ltd	Singapore
Invesco Australia Limited	Victoria

Exhibit 21.0

Company Name	Jurisdiction
Invesco Canada Ltd.	Ontario
Invesco Capital Management LLC	Delaware
Invesco Capital Markets, Inc.	Delaware
Invesco (Cayman Islands) Ltd.	Cayman Islands
Invesco Continental Europe SA	Luxembourg
Invesco Distributors, Inc.	Delaware
Invesco Far East Limited	United Kingdom
Invesco Finance Inc.	Delaware
Invesco Finance PLC	United Kingdom
Invesco Financial Services Ltd.	Canada
Invesco Fund Managers Limited	United Kingdom
Invesco Gemini Associates LLC	Delaware
Invesco Global Asset Management DAC	Ireland
Invesco Global Direct Real Estate Feeder GP Ltd.	Ontario
Invesco Global Direct Real Estate GP Ltd.	Ontario
Invesco Global Funds GP, LLC	Delaware
Invesco Global Investment Funds Limited	United Kingdom
Invesco Global Real Estate Asia Pacific Inc.	Delaware
Invesco Group Limited	United Kingdom
Invesco Group Services, Inc.	Delaware
Invesco GT Asset Management Limited	United Kingdom
Invesco Holding Company Limited	United Kingdom
Invesco Holding Company (US) Limited	Delaware
Invesco Hong Kong Limited	Hong Kong
Invesco Inc.	Nova Scotia
Invesco Indexing LLC	Delaware
Invesco (India) Private Limited	India
Invesco Insurance Agency, Inc.	Delaware
Invesco International (Southern Africa) Limited	South Africa
Invesco International Holdings Limited	United Kingdom
Invesco International Limited	Great Britian
Invesco Investment Advisers LLC	Delaware
Invesco Investment Management (Shanghai) Limited	China
Invesco Investment Management Limited	Ireland
Invesco Investment Services, Inc.	Delaware
Invesco Investments (Bermuda) Ltd.	Bermuda
Invesco IP Holdings (Canada) Ltd.	Canada
Invesco Investment Consulting (Beijing) Limited	China
Invesco Ltd.	Bermuda
Invesco Loan Manager, LLC	Delaware
Invesco Managed Accounts, LLC	Washington
Invesco Management GmbH	Germany
Invesco Management S.A.	Luxembourg
Invesco (Nominees) Limited	United Kingdom

Exhibit 21.0

Company Name	Jurisdiction
Invesco North American Group Limited	United Kingdom
Invesco OFI Global Asset Management LLC	Delaware
Invesco Overseas Investment Fund Management (Shanghai) Limited	China
Invesco Pacific Group Limited	United Kingdom
Invesco Pacific Partner Ltd	Bermuda
Invesco Pension Limited	United Kingdom
INVESCO Polska Sp.z.o.o.	Poland
INVESCO Private Capital Investments, Inc.	Delaware
Invesco Private Capital, Inc.	Delaware
Invesco Real Estate Advisors (Shanghai) Limited	Shanghai
Invesco Real Estate Investment (Asia) LLC	Delaware
Invesco Real Estate Investment Asia Pacific Limited	Hong Kong
Invesco Real Estate Korea	Republic of Korea
Invesco Real Estate Management S.a.r.l.	Luxembourg
Invesco Real Estate s.r.o.	Czech Republic
Invesco Real Estate TAM S.a.r.l.	Luxembourg
Invesco Real Estate UK Residential S.a.r.l.	Luxembourg
Invesco Real Estate Value Add S.a.r.l.	Luxembourg
Invesco Realty Asia I, Ltd.	Cayman Island
Invesco Realty, Inc.	Delaware
Invesco Senior Secured Management, Inc.	Delaware
Invesco Services (Bahamas) Private Limited	Lyford Cay, Nassau
Invesco Singapore Ptd. Ltd.	Singapore
Invesco Specialized Products LLC	United States
Invesco Taiwan Limited	Taiwan
Invesco Trust Company	Texas
Invesco Trustee Private Ltd.	India
Invesco US Senior Loans Associates LLC	Delaware
Invesco UK Holdings Limited	United Kingdom
Invesco UK Limited	United Kingdom
Invesco UK Services Limited	United Kingdom
Invesco WLR Limited	Hong Kong
Invesco WLR Ross (Beijing) Management Consulting Co. Ltd.	China
IRE AF II, Ltd.	Cayman Island
IRE AF III, Ltd.	Cayman Island
IRE Asia Fund I LP	Cayman Island
IREPAC, Ltd	Cayman Island
IRE (Cayman) Limited	Cayman Island
IVZ Finance DAC	Ireland
IVZ Immobilien Verwaltunga GmbH	Germany
James Bryant Limited	United Kingdom
Jemstep, Inc.	Delaware
OFI Global Institutional Inc.	New York
OFI International Ltd.	United Kingdom

Exhibit 21.0

Company Name	Jurisdiction
OFI Private Investments, Inc.	New York
OFI SteelPath, Inc	Delaware
Oppenheimer Acquisition Corp	Delaware
OppenheimerFunds, Inc	Colorado
OppenheimerFunds Distributor, Inc	New York
Oxygen KR (BVI) Limited	Virgin Islands
Oxygen KR (HK) Limited	Hong Kong
Portfolio Pathway, LLc	Pennsylvania
Perpetual Limited	United Kingdom
POCZTYLION - ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA	Poland
RedBlack Software, LLC	New Hampshire
Ross CG Management LP	New York
Ross Expansion Associates LP	New York
Sermon Lane Nominees Limited	United Kingdom
Settlement Agent, LLC	Bermuda
Shareholder Services, Inc	Colorado
SNW Asset Management Corp.	Delaware
Source Holdings Limited	Cayman Island
Source Schweiz GmbH	Switzerland
Tremont (Bermuda) Ltd.	Bermuda
Tremont GP, LLC	Delaware
Tremont Group Holdings LLC	Connecticut
Tremont Partners LLLC	Connecticut
Trimark Investments Ltd.	Canada
Trinity Investment Management Corp	Pennsylvania
VV Immobilien Verwaltungs GmbH	Germany
VV Immobilien Verwaltungs und Beteiligungs GmbH	Germany
Wessex Winchester GP Limited	United Kingdom
WLR China Energy Associates Ltd	Cayman Islands
WLR Euro Wagon Management Ltd.	New York
W.L. Ross & Co. (India) LLC	Delaware
W.L. Ross & Co., LLC	Delaware
W.L. Ross Dip Management LLC	New York
W.L. Ross GW Holdings (Cayman) Ltd	Cayman Islands
W.L. Ross (India) Private Limited	New York